_____________, 2000


PVAXX Corporation
12730 New Brittany Blvd.
Ft. Myers, FL 33907
Attn: Bryan Wade

     Re: Investment Representation Letter - Plan of Share Exchange between
         PVAXX CORPORATION  and OAK BROOK CAPITAL IV, INC

Gentlemen:

In connection with the exchange of all of the outstanding capital stock of PVAXX Corporation, a Florida corporation (the "Company"), of which I am a stockholder, with OAK BROOK CAPITAL IV, INC., a Colorado corporation ("Oak Brook"), pursuant to a Share Exchange of the Company's common stock converting into the right to receive a certain number of shares of Oak Brook's common stock, no par value per share ("Common Stock") including shares of Common Stock issuable pursuant to the Plan of Share Exchange by and between Oak Brook, and the Company, as outlined in the Plan of Share Exchange, each of the undersigned hereby makes the following certifications and representations with respect to the Common Stock that is being exchanged by the undersigned pursuant to the Plan of Share Exchange (the "Shares").

The undersigned is either an "accredited investor," as that term is defined in Regulation D of the Securities Act of 1933, as amended (the "Securities Act") or prior to the acquisition of Common Stock, (i) has been given an opportunity by Oak Brook to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information from Albara that is necessary to make an informed decision regarding the offering, and (ii) has been advised by Oak Brook of the limitations on resale.

By answering the questions listed below, the undersigned further represents that the undersigned has the educational background and the business and financial knowledge and experience necessary to evaluate the prospective investment in Oak Brook:

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PVAXX Corporation
October __, 2000
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1.    Please describe your educational background, indicating degrees obtained.




2.a) Please state your present occupation, employer, primary business address, and business phone number.




(b) Please describe your occupational history briefly. Specific employers need not be identified. What is sought is a description of your experience in financial and business matters.



3. Please indicate your prior experience in investing in new, speculative, companies.




4.    Please indicate any other relevant investment experience.




5. Please describe any pre-existing personal or business relationship between you and Oak Brook, or any of its officers or directors.


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PVAXX Corporation
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6.    If you have a background or experience in the business conducted by Oak
      Brook, please describe.




The undersigned represents and warrants that the undersigned is acquiring the Shares solely for the undersigned's account for investment and not with a view to or for sale or distribution of the Shares or any part thereof. The undersigned also represents that the entire legal and beneficial interests of the Shares the undersigned is acquiring is being acquired for, and will be held for, the undersigned's account only.

The undersigned understands that the Shares have not been registered under the Securities Act on the basis that no distribution or public offering of the Shares is to be effected. The undersigned realizes that the basis for the exemption may not be present if, notwithstanding the undersigned's representations, the undersigned has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The undersigned has no such intention.
The undersigned recognizes that the Shares being acquired by the undersigned must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware that the Shares may not be sold pursuant to Rule 144 adopted under the Securities Act ("Rule 144") unless certain conditions are met including, among other things, (1) the availability of certain current public information about the Purchaser, (2) the passage of required holding periods under Rule 144 and (3) compliance with limitations on the volume of shares which may be sold during any three-month period. The undersigned acknowledges that the certificates representing the Shares will be legended to reflect these restrictions.

The undersigned further agrees not to make any disposition of all or any part of the Shares being acquired in any event unless and until:

1.  The Shares are transferred pursuant to Rule 144; or

2. Oak Brook shall have received a letter secured by the undersigned from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or


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PVAXX Corporation
October __, 2000
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3.  There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

4. (i) The undersigned shall have notified Oak Brook of the proposed disposition and shall have furnished Oak Brook with a detailed statement of the circumstances surrounding the proposed disposition and (ii) the undersigned shall have furnished Oak Brook with an opinion of counsel for the undersigned to the effect that such disposition will not require registration of such Shares under the Securities Act.


Signature


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